EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-27356) pertaining to the Sensient Technologies Corporation Retirement Employee Stock Ownership Plan of our report dated June 13, 2011, with respect to the financial statements of the Sensient Technologies Corporation Retirement Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG, LLP

Milwaukee, Wisconsin
June 13, 2011